UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2014

PERVASIP CORP.

(Exact name of registrant as specified in its charter)

New York	000-04465	13-2511270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

430 North Street

White Plains, NY 10605

 (Address of principal executive offices)

(914) 750-9339

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 20, 2014 the Board of Directors of Pervasip Corp. dismissed Nussbaum Yates Berg Klein & Wolpow, LLP from its position as the principal independent accountant for Pervasip Corp. There is no audit committee of the Board of Directors.

The audit report of Nussbaum Yates Berg Klein & Wolpow, LLP on Pervasip Corp.’s financial statements for the years ended November 30, 2012 and 2011 contained a modification expressing substantial doubt regarding the ability of Pervasip Corp. to continue as a going concern. The audit report of Nussbaum Yates Berg Klein & Wolpow, LLP on Pervasip Corp.’s financial statements for the years ended November 30, 2012 and 2011 did not contain any other adverse opinion or disclaimer of opinion or qualification other than the aforesaid modification. Nussbaum Yates Berg Klein & Wolpow, LLP did not, during the applicable periods, advise Pervasip Corp. of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

During the two most recent fiscal years and the period to May 20, 2014, there was no (i) disagreement between Pervasip Corp. and Nussbaum Yates Berg Klein & Wolpow, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to its satisfaction, would have caused Nussbaum Yates Berg Klein & Wolpow, LLP to make reference to the subject matter of such disagreement in connection with its report, or (ii) “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Pervasip Corp. has requested Nussbaum Yates Berg Klein & Wolpow, LLP to furnish a letter addressed to the Securities Exchange Commission stating whether or not Nussbaum Yates Berg Klein & Wolpow, LLP agrees with the statements in this 8-K. A copy of the letter is filed as an exhibit to this 8-K.

On the same day, Pervasip Corp. retained the firm of GBH CPAs, PC to serve as its new principal independent accountant. At no time during the past two fiscal years or any subsequent period prior to May 20, 2014 did Pervasip Corp. consult with GBH CPAs, PC regarding any matter of the sort described above with reference to Nussbaum Yates Berg Klein & Wolpow, LLP, any issue relating to the financial statements of Pervasip Corp., or the type of audit opinion that might be rendered for Pervasip Corp.

Item 9.01 Financial Statements and Exhibits

Exhibits

16.	Letter from Nussbaum Yates Berg Klein & Wolpow, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date: May 23, 2013	By:	/s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer